UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): February 15, 2007

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

Ariba, Inc. and One Oliver Associates L.P. (“Landlord”) entered into a Sixth Amendment to the Lease Agreement dated October 21, 1998 (the “Lease”) for the premises located at 210 6th Avenue, Pittsburgh, Pennsylvania. Among other things, this Sixth Amendment reduces Ariba’s premises under the Lease from approximately 182,000 square feet to approximately 91,000 square feet effective January 1, 2007. This reduction in leased premises relates to excess floors that have already been abandoned and for which reserves have already been established. In exchange for the reduction in leased premises, Ariba delivered to Landlord a payment of approximately $5.4 million concurrent with the Landlord’s signing of the Sixth Amendment on February 16, 2007. The parties also agreed in the Sixth Amendment to extend the term of the Lease for an additional 7.5 years beyond the prior termination date of May 31, 2010 to and including December 31, 2017 for a total base rental obligation of approximately $15.2 million plus certain operating expenses due in those future periods. The parties further agreed to settle the litigation pending between them concerning the Lease.

This amendment to the Lease Agreement will have the following impact on Ariba’s financial results over the next 3.4 years when compared to the previous contract:

•	the lease-loss restructuring reserve will decrease by approximately $6.6 million in the second quarter of fiscal year 2007;

•	there will not be a material impact on earnings, since reserves had previously been established for the excess space; and

•

except for the one-time payment to the Landlord of $5.4 million, Ariba’s cash payments to the Landlord will decrease by approximately $0.6 million per quarter from the effective date of the Sixth Amendment through the prior termination date of the Lease Agreement.

Item 8.01. Other Events.

On February 15, 2007, Kent Parker, Executive Vice President and General Manager of Ariba, Inc., entered into a written sales plan intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Sales Plan”). Mr. Parker’s Sales Plan is intended to be in effect through February 28, 2008 unless terminated earlier under certain conditions. Mr. Parker’s Sales Plan is in addition to Mr. Parker’s sales plans which were disclosed in a Current Report on Form 8-K filed on June 16, 2006 and a Current Report on Form 8-K filed on November 8, 2006.

The Sales Plan provides Mr. Parker with an opportunity to diversify his investment portfolio while avoiding concerns about transactions occurring at a time when he might possess material nonpublic information regarding Ariba.

Transactions made under Mr. Parker’s Sales Plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be so required, Ariba does not undertake any obligation to update or report any modification, termination, or other activity under Mr. Parker’s Sales Plan or any other plan that may be adopted by other officers or directors of Ariba.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.38	Sixth Amendment to Lease by and between One Oliver Associates L.P. and the Registrant, effective as of January 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: February 16, 2007	By:	/s/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.38	Sixth Amendment to Lease by and between One Oliver Associates L.P. and the Registrant, effective as of January 1, 2007.